EXHIBIT 3.1

                         FOURTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                           OF PEGASUS SYSTEMS, INC.

                                    -----

      This Fourth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of Pegasus Systems, Inc., a corporation originally incorporated in Delaware as "Pegasus Systems, Inc." on July 10, 1995. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

                                  ARTICLE I

      The  name  of  this  corporation   is  Pegasus  Solutions,  Inc.   (the
 "Corporation").

                                  ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805-1297. The name of the registered agent of the Corporation at that address is The Prentice-Hall Corporation Systems, Inc.

                                  ARTICLE III

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE IV

      This Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock". The total number of shares which this Corporation is authorized to issue is 52,000,000 shares. The number of shares of Common Stock which this Corporation is authorized to issue is 50,000,000 shares, par value $0.01 per share. The number of shares of Preferred Stock which this Corporation is authorized to issue is 2,000,000 shares, par value $0.01 per share, which shall initially be undesignated as to series.

      Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

      Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock or the holders thereof are as follows:

           (a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

           (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of any amounts to which the holders of all classes of stock at the time outstanding having prior rights as to liquidation are entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

           (c)  Redemption.  The Common Stock is not redeemable.

           (d) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

           (e)  Residual Rights.   All  rights  accruing to  the  outstanding
 shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                  ARTICLE V

      The Corporation is to have perpetual existence.

                                  ARTICLE VI

      Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VII

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                ARTICLE VIII

           (a) To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

           (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his estate or legal representative is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any other predecessor to the Corporation.

           (c) No amendment nor repeal of this Article VIII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE X

      Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XI

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of
 Incorporation  directed  or  required  to  be  exercised  or  done  by   the
 stockholders.

      1.   Number of Directors

      The number of directors of the Corporation shall be fixed from time to time only by action of not less than a majority of the members of the Board of Directors then in office. The number of directors comprising the Board of Directors of the Corporation shall not be less than two (2) or more than twenty-five (25).

      2.  Classes

      Subject to the rights, if any, of any series of Preferred Stock then outstanding, the directors shall be divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) then one of the extra directors shall be a member of Class III and the other shall be a member of Class II. The term of office of directors in each class shall expire as follows: Class I shall expire at the 1998 annual meeting of stockholders, Class II shall expire at the 1999 annual meeting of stockholders, Class III shall expire at the 2000 annual meeting of stockholders. At each such meeting of stockholders, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the annual meeting of stockholders for the year in which their term expires and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

      3.   Vacancies

      Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

      4.   Removal

      Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of two-thirds (2/3) of the securities of the Corporation then entitled to vote at an election of directors voting together as a single class.

                                  ARTICLE XII

      Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board or the Chief Executive Officer of the Corporation or the Board of Directors.

                                 ARTICLE XIII

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Sections 1, 2 or 3 of
 Article XI, Article XII or this Article XIII of this Certificate of Incorporation and the affirmative vote of not less than eighty percent (80%) of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Section 4 of
 Article XI or this Article XIII with respect to Section 4 of Article XI.

      IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated of Certificate to be duly executed this 2nd day of May, 2000.



                          By:  /s/ JOHN F. DAVIS, III
                               -------------------------------------
                                   John F. Davis, III
                                   President and Chief Executive Officer
 ATTEST:

 /s/ RIC L. FLOYD
 ---------------------------
     Ric L. Floyd, Secretary

                                CERTIFICATION

      I, Ric L. Floyd,  duly elected Secretary of  Pegasus Systems, Inc.,  do hereby certify that the Fourth Amended and Restated Certificate of Incorporation of the Corporation attached hereto and incorporated herein by reference, which restated, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation heretofore amended, has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the meeting of the stockholders of the Corporation held on May 2, 2000.

      IN WITNESS WHEREOF, said Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officers on this 2nd day of May, 2000.

                               Pegasus Systems, Inc.



                               By:  /s/ RIC L. FLOYD
                                    ----------------
                                        Ric L. Floyd
                                        Secretary

                               ACKNOWLEDGEMENT


 STATE OF TEXAS      )
                     )
 COUNTY OF DALLAS    )

      On this 2nd day of May, 2000, before me, Rebecca L. Morley, the undersigned officer, personally appeared Ric L. Floyd, personally known to me to be the person that executed this instrument on behalf of the Corporation and acknowledged to me that the Corporation executed it. Ric L. Floyd further acknowledged to me, under penalty of perjury, that the facts stated therein are true.


                               /s/ REBECCA L. MORLEY
                               -------------------------------------------
                               Rebecca L. Morley
                               Notary Public in and for the State of Texas

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